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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 28, 1997


                                                           STATE OR OTHER JURISDICTION OF
    SUBSIDIARIES                                           INCORPORATION OR ORGANIZATION
    ------------                                           ------------------------------
DOVatron International, Inc. .............................             Delaware
DOVatron de Mexico, S.A. de C.V. .........................             Mexico
Multilayer Technology, Inc. ..............................             California
Orbit Semiconductor, Inc. ................................             Delaware
KMOS Semiconductor, Inc. .................................             Delaware
TTI Testron, Inc. ........................................             Delaware
Cencorp Inc. .............................................             Delaware
DOVatron (Ireland) B.V. ..................................             The Netherlands
Chemtech (U.K.) Ltd. .....................................             United Kingdom
The DII Group, Inc. Singapore Pte. Ltd. ..................             Singapore
DOVatron Malaysia Sdn. Bhd ...............................             Malaysia